UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2015

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Advisor RSU Agreements

On February 25, 2015 (the “RSU Agreements Effective Date”), Dividend Capital Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”), entered into two Restricted Stock Unit Agreements (the “Agreements”) with its external advisor, Dividend Capital Total Advisors LLC (our “Advisor”). Pursuant to the terms of the Agreements, we have granted our Advisor 224,147 restricted stock units (“RSUs”), in return for offsets of future advisory fees and expenses as described further below. Each RSU will, upon vesting, entitle the Advisor to one Class I share of our common stock. The Advisor is expected to redistribute a significant portion of the RSUs and/or shares to senior level employees of the Advisor and its affiliates that provide services to us, although the terms of such redistributions (including the timing, amount and recipients) remain solely in the discretion of the Advisor. The purpose of the Agreements is to further promote an alignment of interests among our stockholders, the Advisor and the personnel of our Advisor and its affiliates, and is to promote retention of the personnel of our Advisor and its affiliates. The Agreements are attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.3.

Vesting and Payment Offset

Except as otherwise described below, (i) 135,359 RSUs granted to the Advisor under the Agreements will vest on April 13, 2018, and (ii) 33 1/3% of 88,788 RSUs granted to the Advisor under the Agreements will vest on each of April 15, 2015, April 15, 2016 and April 14, 2017, respectively (each a “Vesting Date”). On each Vesting Date, an offset amount (each, an “Offset Amount”) will be calculated and deducted on a pro rata basis over the next 12 months from the cash payments otherwise due and payable to the Advisor under our then-current advisory agreement (the “Advisory Agreement”) for any fees or expense reimbursements. Each Offset Amount will equal the number of RSUs vesting on such date multiplied by $7.18, which was the net asset value per Class I share publicly disclosed by us (the “Class I NAV”) as of the end of the RSU Agreements Effective Date (the “Effective Date Class I NAV”). Each Offset Amount will always be calculated based on the Effective Date Class I NAV, even beyond the initial Vesting Date. At the end of each 12-month period following each Vesting Date, if the Offset Amount has not been fully realized by offsets from the cash payments otherwise due and payable to the Advisor under the Advisory Agreement, the Advisor shall promptly pay any shortfall to us.

Termination

The Agreements will automatically terminate upon termination or non-renewal of the Advisory Agreement, by any party for any reason. In addition, upon a change in control of us, then either the Advisor or we may immediately terminate one or both of the Agreements. Further, the Advisor may immediately terminate one or both of the Agreements if we exercise certain rights under the Agreements to replace the RSUs with another form of compensation.

Upon termination of each of the Agreements, the Advisor will promptly pay any unused Offset Amounts to us or, at the Advisor’s election, return Class I shares in equal value based on the Class I NAV as of the date of termination of such Agreement. In addition, upon termination of each of the Agreements, all unvested RSUs will be forfeited except that, unless such Agreement was terminated at the election of the Advisor following a change in control of us or as a result of a premature termination of the Advisory Agreement at our election for cause (as defined in the Advisory Agreement) or upon the bankruptcy of the Advisor, then following such forfeiture of RSUs, the Advisor will have the right to acquire from us the number of Class I shares equal to the number of RSUs forfeited, in return for a purchase price equal to such number of Class I shares multiplied by the Effective Date Class I NAV. The Advisor must notify us of its election to exercise the foregoing acquisition right within 30 days following the termination of the Agreements, and the parties will close the transaction within 60 days following the termination of the Agreements.

Dividend Equivalent Payments

If our board of directors declares and we pay a cash dividend on Class I shares for any period in which the RSUs are unpaid and outstanding (regardless of whether such RSUs are then vested), the Advisor will be entitled to dividend equivalents (“Dividend Equivalents”) with respect to that cash dividend equal to the cash dividends that would have been payable on the same number of Class I shares as the number of RSUs subject to the Agreements had such Class I shares been outstanding during the same portion of such period as the RSUs were unpaid and outstanding. Any such Dividend Equivalents may be paid in cash or Class I shares, at the Advisor’s election.

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Credit Agreement

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

Terms of the Agreement

On February 27, 2015 (the “Effective Date”), Dividend Capital Total Realty Operating Partnership LP, a subsidiary of Dividend Capital Diversified Property Fund Inc. (the “Company,” “we,” “us,” or “our”), as Borrower, entered into a credit agreement providing for a $200 million unsecured term loan (the “Term Loan”) with a syndicate of six lenders led by Wells Fargo Bank, National Association as Administrative Agent and Regions Bank as Syndication Agent. The Lenders are Wells Fargo Bank, National Association; Regions Bank; Capital One, National Association; Raymond James Bank, N.A.; TD Bank, N.A.; and MUFG Union Bank, N.A.. The Term Loan provides the Borrower and/or the Company with the ability from time to time to increase the size of the Term Loan by up to a total of $100 million less the amount of any prepayments under the Term Loan, subject to receipt of lender commitments and other conditions.

The primary interest rate for the Term Loan is based on LIBOR, plus a margin ranging from 1.65% to 2.55%, depending on our consolidated leverage ratio. The maturity date of the term loan is February 27, 2022 with no extension option. Based on our current consolidated leverage ratio, we can elect to borrow at LIBOR, plus 1.65%. Alternatively, we can choose to borrow at a “base rate” equal to (i) the highest of (a) the prime rate announced by Wells Fargo Bank, National Association, (b) the Federal Funds Rate plus 0.50% and (c) LIBOR Market Index Rate plus 1%, plus (ii) a margin ranging from 0.65% to 1.55%, and would be 0.65% based on our current consolidated leverage ratio.

The Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

Delayed Draw Feature

During the period commencing on the Effective Date to the date that is one hundred eighty days thereof, i.e. August 26, 2015 (“Term Loan Draw Deadline”), each Term Loan lender severally agrees to make Term Loans to the Borrower and/or the Company in the aggregate principal amount up to the amount of such lender’s Term Loan commitment. Such amounts may not be reborrowed once repaid. All unfunded Term Loan commitments shall expire on the Term Loan Draw Deadline. We did not draw any funds upon the closing of the Credit Agreement.

Fees

Until the earlier of the date on which the Term Loan is fully disbursed, or August 26, 2015, the Borrower must pay to the Administrative Agent a quarterly unused fee that equals the amount of the Term Loan unused by the Borrower on a given day multiplied by 0.25% on an annualized basis.

Guarantees and Covenants

Borrowings under the Term Loan are guaranteed by the Company and certain of its subsidiaries. The Term Loan requires the maintenance of certain financial covenants, including: (i) consolidated tangible net worth; (ii) consolidated fixed charge coverage ratio; (iii) consolidated leverage ratio; (iv) total secured indebtedness to total asset value; (v) total secured recourse indebtedness to total asset value; (vi) unsecured interest coverage ratio; (vii) unencumbered asset pool leverage ratio; and (viii) unencumbered property pool criteria. The Term Loan provides the flexibility to move assets in and out of the unencumbered property pool during the term of the Term Loan.

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In addition, the Term Loan contains customary affirmative and negative covenants, which limit the Borrower and/or the Company, subject to various exceptions and thresholds from: (i) creating liens on the unencumbered asset pool; (ii) merging with other companies or changing ownership interest; (iii) selling all or substantially all of its assets or properties; (iv) entering into transactions with affiliates, except on an arms-length basis; (v) making certain types of investments; (vi) changing the nature of the Company’s business; (vii) if the Borrower is in default under the Tern Loan, paying certain distributions or certain other payments to affiliates; (viii) permitting assets to become “plan assets” under the Employee Retirement Income Security Act of 1974, as in effect from time to time or the Internal Revenue Code of 1986, as amended; (ix) violating or permitting the violation of any environmental law; and (x) violating any sanctions.

Information

The Term Loan agreement requires the Borrower to furnish to the Administrative Agent, among other things, specified quarterly and annual financial information, and a compliance certificate.

Repayment

The Term Loan permits voluntary prepayment of the loan at any time subject to (i) payment of applicable LIBOR breakage fees and (ii) payment of the applicable prepayment premium, which is between 0.0% and 2.0% of the principal amount prepaid depending on the amount of the time that has lapsed between the Effective Date of the Term Loan and the date of the voluntary prepayment.

As is customary in such financings, if an event of default occurs under the Term Loan, the Lenders may accelerate the repayment of amounts outstanding under the Term Loan and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period.

Use of Proceeds

Borrowings under the Term Loan are available for general business purposes including, but not limited to, financing the acquisitions of permitted investments and financing capital expenditures.

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Item 8.01	Other Events.

Recent Pricing Information (unaudited)

Below is the daily NAV per share, as determined in accordance with our valuation procedures, for each business day from February 1, 2015 through February 28, 2015, for each of our classes of common stock (we refer to our unclassified shares of common stock as “Class E” shares):

Date	NAV per Share

	Class E	Class A	Class W	Class I
February 2, 2015	$7.17	$7.17	$7.17	$7.17
February 3, 2015	$7.17	$7.17	$7.17	$7.17
February 4, 2015	$7.16	$7.16	$7.16	$7.16
February 5, 2015	$7.16	$7.16	$7.16	$7.16
February 6, 2015	$7.17	$7.17	$7.17	$7.17
February 9, 2015	$7.17	$7.17	$7.17	$7.17
February 10, 2015	$7.17	$7.17	$7.17	$7.17
February 11, 2015	$7.18	$7.18	$7.18	$7.18
February 12, 2015	$7.18	$7.18	$7.18	$7.18
February 13, 2015	$7.18	$7.18	$7.18	$7.18
February 17, 2015	$7.18	$7.18	$7.18	$7.18
February 18, 2015	$7.19	$7.19	$7.19	$7.19
February 19, 2015	$7.19	$7.19	$7.19	$7.19
February 20, 2015	$7.18	$7.18	$7.18	$7.18
February 23, 2015	$7.18	$7.18	$7.18	$7.18
February 24, 2015	$7.19	$7.19	$7.19	$7.19
February 25, 2015	$7.18	$7.18	$7.18	$7.18
February 26, 2015	$7.18	$7.18	$7.18	$7.18
February 27, 2015	$7.18	$7.18	$7.18	$7.18

On any day, our share sales and redemptions will be made based on the day’s applicable per share NAV carried out to four decimal places. On each business day, our NAV per share for each class is (1) posted on our website, www.dividendcapitaldiversified.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Credit Agreement dated February 27, 2015, with a syndicate of six lenders led by Wells Fargo Bank, National Association as Administrative Agent and Regions Bank as Syndication Agent*

10.2	Restricted Stock Unit Agreement between the Company and Dividend Capital Total Advisors LLC, dated February 25, 2015 (relating to 135,359 restricted stock units)*

10. 3	Restricted Stock Unit Agreement between the Company and Dividend Capital Total Advisors LLC, dated February 25, 2015 (relating to 88,788 restricted stock units)*

*	Filed or furnished herewith

Forward Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect(s)," "could," "should," and "continue" and similar statements are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results that are materially different than those described in the forward-looking statements. We cannot give assurance that its expectations will be attained. Factors that could cause actual results to differ materially from our expectations include, but are not limited to, a failure of our equity compensation initiatives to promote retention of the personnel of our Advisor and its affiliates, and other risks detailed from time to time in our Securities and Exchange Commission reports, particularly the section entitled "Risk Factors" in Item 1A of the Company's Annual Report on Form 10-K. Such forward-looking statements pertain only as of the date of this report. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Diversified Property Fund Inc.

March 2, 2015
	By:	/S/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer